Exhibit 3.8

COMPANIES ACTS 1963 TO 2009

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

SKILLSOFT LIMITED

(as amended by Special Resolutions passed

on 24th March 1992, 31st March 1995, 28th April 1998,

26th January 2000, 10th July 2001, 6th September 2002,

19th November 2002 and 26 May 2010)

1.	The name of the Company is SKILLSOFT LIMITED.

2.	The objects for which the Company is established are:

(1)

(a)	To acquire and hold shares and stocks of any class or description, debentures, debenture stock, bonds, bills, mortgages, obligations, investments and securities of all descriptions and of any kind issued or guaranteed by any company, corporation or undertaking of whatever nature and wheresoever constituted or carrying on business or issued or guaranteed by any government, slate, dominion, colony, sovereign ruler, commissioners, trust, public, municipal, local or other authority or body of whatsoever nature and wheresoever situated and investments, securities and property of all descriptions and of any kind, including real and chattel real estate, mortgages, reversions, assurances policies, contingencies and choses in action. To purchase for investment only property of any tenure and any interest therein, and to make advances upon the security of land or other similar property or any interest therein.

(b)	To carry on any other trade or business whatsoever which can in the opinion of the directors be advantageously or conveniently carried on by the Company in connection with or as ancillary to any of the above businesses or the general business of the Company.

(2)	To carry on the business of surveyors, estate agents, valuers, auctioneers, carriers, shippers, forwarding agents, garagement, caterers, licensed publicans, fuel suppliers, textile manufacturers and dealers, insurance agents and brokers, farmers and generally to import, export, manufacture, make, grow, produce, repair, adapt for sale and prepare for market goods and materials of every kind, or otherwise to carry on any business which may seem to the Company capable of being conveniently carried on in connection with the above or any one of the above or calculated directly or indirectly to enhance the value of or render more profitable any of the Company’s property or rights.

(3)	To acquire by purchase, exchange, lease, fee farm grant or otherwise, cither for an estate in fee simple or for any less estate or other estate or interest whether immediate or reversionary and whether vested or contingent, any lands, tenements or hereditaments of any tenure, whether subject or not to any charges or encumbrances, and to hold, farm, work and manage and to let, sublet, either furnished or unfurnished, mortgage or charge land and buildings of any kind, reversions, interests, annuities, life policies, and any other property real or personal, movable or immovable, either absolutely or conditionally, and either subject or not to any mortgages, charges, ground rent or other rents or encumbrances.

(4)	To hold and farm and work or manage or to sell, let, licence, alienate, mortgage, lease or charge land, house property, shops, flats, maisonettes, reversions, interests, annuities, life policies, and any other property real or personal, movable or immovable, cither absolutely or conditionally, and either subject to or not to any mortgage, charge, rent or encumbrance and to pay for any lands, tenements, hereditaments, chattels, or assets acquired by the Company in cash or shares, stock, debentures or obligations of the Company whether fully paid or otherwise or in any other manner.

(5)	To enter into contracts of every nature and kind and to carry on the business of a trust and investment company and to invest the funds of the Company in or upon or otherwise acquire, hold and deal in property, securities, stocks, shares, debentures, interests and investments of every nature and description and to hold, serve, exchange, and otherwise deal in such properties and investments, and receive income therefrom, and to borrow for investment purposes, and to place the funds of the Company on deposit with bankers or financial or mercantile houses or companies and withdraw same therefrom, and to enter into hire purchase, credit sales and other deferred payment arrangements.

(6)	To acquire shares, stocks, debentures, debenture stock, bonds, obligations as securities either by original subscription, tender, purchase, exchange or otherwise, and to subscribe for the same either conditionally or otherwise, to guarantee and to write descriptions thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof,

(7)	To act as agents or managers in carrying on any business concerns or undertakings and to employ experts to investigate and examine the condition, management, prospects, value and circumstances of any business concerns and undertakings and generally of any assets, property or rights of any kind.

(8)	To apply for, purchase or otherwise acquire and protect, prolong, renew, whether in Ireland or elsewhere any patents, patent rights, brevets d’invention, licences, protection, concessions and the like, conferring any exclusive or non-exclusive or limited right to use, or any secret or other information as to any invention, process or privilege which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop, manufacture under or grant licences or privilege in respect thereof or otherwise turn to account the property, rights, privileges and information so acquired, and to carry on any business in any way connected therewith, and to expend money in experimenting upon and testing, and in improving or seeking to improve any patents, inventions, systems, programmes, computing or other machines or rights which the Company may acquire or propose to acquire.

(9)	To raise or borrow money, and to secure the payment of money by the issue of or upon debentures or debenture stock, perpetual, terminable or otherwise or bonds or other obligations, charged or not charged upon or by mortgage, charge, hypothecation, lien or pledge of the whole or any part of the undertaking property, assets and rights of the Company, both present and future, including its uncalled capital and generally in such other manner and on such terms as may seem expedient, and to issue any of the Company’s securities, for such consideration and on such terms as may be thought fit, including the power to pay a proportion of the profits of the Company by way of interest on any monies so raised or borrowed; and also by a similar mortgage, charge, hypothecation, lien or pledge, to secure and guarantee the performance by the Company of any obligation or liability it may undertake; and to redeem or pay off any such securities aforesaid.

(10)	To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lending, warrants, debentures and other negotiable or transferable instruments.

(11)	To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking property and assets (present and future) and uncalled capital of the Company, or all such methods, the performance of the obligations of and the repayment or payment of the principal amounts and interest of any person, firm or company or the dividends or interest of any securities, including (without prejudice to the generality of the forgoing) any company which is the Company’s holding company or a subsidiary or associated company.

(12)

To acquire and undertake the whole or any part of the business, property, goodwill and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on, or which can be conveniently carried on in connection with the same, or may seem calculated directly or indirectly to benefit the Company, or possessed of property suitable for the purposes of the Company and as part of the consideration for any of the acts or things aforesaid or property acquired to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition, or for mutual assistance with any such person, firm or company, and to give issue or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain or sell, mortgage and deal with any shares, debentures, debenture stock or securities so received.

(13)	To enter into partnership or into any arrangement for sharing profits, union of interest, a joint adventure, reciprocal concession, co-operation or otherwise with any company carrying on or engaged in any business or transaction which the Company is authorised to carry on or engaged in, or any business or transaction capable of being conducted so as directly or indirectly to benefit the Company, and to lend money to, guarantee the contracts or debentures of or otherwise assist any such companies, and to take or otherwise acquire and hold shares or stock in or securities of, and to subsidise or otherwise assist any such company and to sell, hold, re-issue, with or without guarantee, or otherwise deal with such shares, stocks or securities.

(14)	To undertake the office of trustee, executor, administrator, committee, manager, secretary, registrar, attorney, delegate, substitute or treasurer, and any other offices or situations of trust or confidence, and to perform and discharge the duties and functions incidental thereto, and generally to transact all kinds of trust and agency business either gratuitously or otherwise.

(15)	To take part in the creation, issue or conversion of debentures, debenture stock, bonds, obligations, shares, stocks or securities, and to act as trustees in connection with any such securities and to take part in the conversion of business concerns and undertakings into companies.

(16)	To take part in the management, supervision or control of the business or operations of any company or undertaking, and for that purpose to appoint and remunerate any Directors, Accountants or other experts or agents.

(17)	To carry on and undertake any business, transaction or operation commonly carried on or undertaken by financial agents, factors, financiers, underwriters, concessionaires, contractors for public and other works or merchants and to enter into hire purchase, credit sales, and other agreements providing for payment by instalments or deferred means.

(18)	To apply for, promote and obtain any Act of the Oireachtas, provisional order or licence of the Minister for Industry and Commerce or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company’s constitution, or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated, directly or indirectly, to prejudice the Company’s interests.

(19)	To enter into any arrangements with any governments or authorities (supreme, municipal, local or otherwise), or any corporations, companies or persons that may seem conducive to the attainment of the Company’s objects, or any of them, and to obtain from any such government, authority, corporation, company, or person any charters, contracts, decrees, rights, privileges and concessions which the Company may think desirable, and to carry out, exercise and comply with any such arrangements, charters, contracts, decrees, rights, privileges and concessions.

(20)	To subscribe for, take, purchase or otherwise acquire and hold shares or other interests in, or securities of any other company having objects altogether or in part similar to those of this Company or carrying on any business capable of being carried on so as, directly or indirectly, to benefit this Company.

(21)	To promote any company for the purpose of acquiring all or any of the property or liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of or render more profitable any property, assets or business of the Company, or for any other purpose which may seem directly or indirectly calculated to benefit the Company.

(22)	To guarantee the payments of dividends or interest on any stocks, shares, debentures or other securities issued by, or any other contract or obligation of any company, societe anonyme, association, undertaking or public or private body and the performance of contracts by or become security for members of any company having dealings with the Company.

(23)	To accumulate capital for any of the purposes of the Company, and to appropriate any of the Company’s assets to specific purposes, either conditionally or unconditionally and to admit any class or section of those who have any dealings with the Company to any share in the profits thereof or in the profits of any particular branch of the Company’s business, or to any other special rights, privileges, advantages or benefits.

(24)	To apply for and obtain any legislative, municipal or other acts or authorisations for enabling the Company to carry any of its objects into effect or for any extension or alteration of its powers, or for effecting any modification of the Company’s constitution, or for any other purpose which may seem expedient, and to oppose any proceedings, or applications which may seem calculated directly or indirectly to prejudice the Company’s interest.

(25)	To apply for and obtain all such licences, consents, authorities, grants, permissions and concessions as may be required, or deemed to be desirable, in connection with the running or administration of the Company’s business or otherwise in relation to its affairs.

(26)	To advance and lend money, with or without security to such persons or companies and upon such terms and subject to such conditions as may seem expedient.

(27)	To create, maintain, invest and deal with any reserve or sinking funds for redemption of obligations of the Company, or for depreciation of works or stock, or any other purpose of the Company.

(28)	To remunerate any person, firm or company rendering services to this Company, either by cash payment or by the allotment to him or them of shares or securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

(29)	To effect assurance and insurance contracts and policies of every description, provided that nothing herein contained shall empower the Company to carry on a business of insurance in the meaning of the Insurance Acts, 1909 to 1989.

(30)	To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions, for such consideration as the Company may think fit, and in particular for shares, debentures or securities of any company purchasing the same.

(31)	To distribute either upon a distribution of assets or a division of profits among the members of the Company in kind any property of the Company, and in particular any shares, debentures or securities of other companies belonging to this Company, or of which this Company may have the power of disposing.

(32)	To establish, join, support and subscribe to, or to aid in the establishment and support of associations, institutions, societies, co-operatives, clubs, funds, trusts or conveniences calculated to benefit the Company or employees or ex-employees of the Company or the dependants or connections of such persons or connected with any town or place where the Company carries on business and to grant pensions, gratuities, allowances or charitable aid to any person who may have served the Company, or to the wives, children or other relatives of such person and to make payments towards insurance, and to form and contribute to provident and benefit funds for the benefit of any persons employed by the Company and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public general or useful object.

(33)	To support and subscribe to any charitable or public object, and any institution, society or club which maybe for the benefit of the Company or its employees, or may be connected with any town or place where the Company carries on business.

(34)	To make gifts or grant bonuses to officers or other persons who are or have been in the employment of the Company and to allow any such persons to have the use and enjoyment of such property, chattels or other assets belonging to the Company upon such terms as the Company shall think fit.

(35)	To insure the life of any persons who may, in the opinion of the Company, be of value to the Company, as having or holding for the Company interests, goodwill, or influence or otherwise and to pay the premiums on such insurance.

(36)	To promote freedom of contract and to resist, insure against, counteract and discourage interference therewith, to join any lawful federation, union, association or party and to contribute to the funds thereof or do any other lawful act or thing with a view to preventing or resisting directly or indirectly any interruption of or interference with the Company or any other trade or business or providing or safeguarding against the same, or resisting or opposing any strike movement or organisation which may be thought detrimental to the interests of the Company or it employees, and to subscribe to any association for funds for any such purposes.

(37)	To procure the Company to be registered or recognised in any foreign country, colony, dependency or place.

(38)	To pay all or any expenses of, incidental to or incurred in connection with the formation and incorporation of the Company and the raising of its share and loan capital, or to contract with any person or company to pay the same, and (except for the case of shares subject to the provisions of any statute for the time being in force) to pay commissions to brokers and others for underwriting, placing, selling or guaranteeing the subscription of any shares, debentures or securities of the Company.

(39)	To do all or any of the above things in any part of the world, and as principals, agents, contractors, trustees or otherwise, and either by or through trustees, agents, subcontractors or otherwise and either alone or in partnership or conjunction with any person or company, and to contract for the carrying on of any operation connected with the Company’s business by any person or company.

(40)	To carry on any other trade or business whatsoever which can in the opinion of the board of directors be advantageously carried on by the Company in connection with or as ancillary to any of the above businesses or the general business of the Company.

(41)	To do all such other things as may be deemed incidental or conducive to the attainment of the above objects or any of them.

And it is hereby declared that in the construction of this clause the word “company” except where used in reference to this Company, shall be deemed to include any person or partnership or other body or persons, whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere, and words denoting the singular number only shall include the plural number and vice versa.

The objects set forth in any sub-clause of this clause shall not be restrictively construed but the widest interpretation shall be given thereto and they shall not except where the context expressly so requires in such sub-clause, be in any way limited to or restricted by reference to or inference from any other object or objects set forth in such sub-clause or from the terms of any other sub-clause or by the name of the Company. None of such sub-clauses or the object or objects therein specified for the powers thereby conferred shall be deemed subsidiary or auxiliary to the objects or powers mentioned in any other sub-clause, but the Company shall have full power to exercise all or any of the powers and to achieve or endeavour to achieve all or any of the objects conferred by and provided in any one or more of the said sub-clauses.

3.	The liability of the members is limited.

4.	The share capital of the Company is €27,500,000 divided into 250,000,000 ordinary shares of €0.11 each. The share capital of the Company whether the original or any increased capital of the Company may be divided into different classes of shares with any special, qualified, preferred, deferred or other rights or privileges or conditions as to capital, dividends, rights of voting or other matters attached thereto, and from time to time the Company’s regulations may be varied so far as may be necessary to give effect to any such rights, privileges or conditions.

We, the several persons, whose names, addresses and descriptions are subscribed, wish to be formed into a company in pursuance of this Memorandum of Association, and we agree to take the number of shares in the capital of the Company set opposite our respective names.

NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS	NUMBER OF SHARES TAKEN BY EACH SUBSCRIBER
Bridget Trant, Highdown Hill, Newcastle, Co. Dublin Formations Manager	One Share

Susan Lawless 14 Springhill Park Blackrock County Dublin Systems Manager	One Share

Total Shares Taken:	Two

Dated this 25th day of July 1989

Witness to the above signatures:	Geraldine Reynolds
39 Birchwood Heights.
Tallaght,
Dublin 24
Secretary

COMPANIES ACTS, 1963 TO 2009

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

SKILLSOFT LIMITED

1.	The Regulations contained in Part 1 of Table A in the First Schedule to the Companies Act, 1963 (with the exception of Regulations 8, 22, 24, 47, 51, 54, 75, 79, 84, and 86 thereof) and the Regulations contained in Part II of Table A aforesaid with the exception of Regulation 1 thereof) together with the Regulations hereinafter contained shall constitute the Regulations of the Company.

2.	The Instrument of Transfer of any Share shall be executed by or on behalf of the Transferor and the Transferor shall be deemed to remain the holder of the Share until the name of the Transferee is entered in the Register in respect thereof.

3.	The Directors may exercise all the powers of the Company to borrow money or to mortgage or charge its undertaking, property and uncalled Capital or any part thereof and, subject to Section 20 of the Companies (Amendment) Act 1983 to issue debentures, debenture stock or other security whether outright or as security for any debt, liability or obligation of the Company or of an third party.

4.	The lien conferred by Regulation II of Part I of Table A shall attach to fully paid shares and to all shares registered in the name of any person indebted or under liability to the Company, whether he shall be the sole registered holder thereof or shall be one of several joint holders. The costs, charges and expenses of enforcing the Company’s lien in respect of any shares or share shall be a first charge on the proceeds of sale thereof.

5.	Any Director or member of a committee of the Board may participate in a meeting of the Directors or such committee by means of conference telephone or other means of telephone radio or televisual communication whereby all the persons participating in the meeting can hear each other and any Director or member of a committee participating in such a meeting will be deemed to be present in person at such meeting.

6.	The first Directors shall be the persons named in the Statement delivered pursuant to Section 3 of the Companies (Amendment) Act 1982 and the first Directors shall and all subsequent Directors may on appointment or re- appointment be exempt from the regulations of Table A relating to rotation of Directors.

7.	Unless and until otherwise determined by an ordinary resolution of the Company or by a Resolution of the Directors the number of the Directors shall not be less than 2 nor more than 10.

8.	Any such Resolution in writing as is referred to in Regulation 6 Part II of Table A may consist of several documents in the like form each signed by one or more of the members (or their duly authorised representatives) in that Regulation referred to.

9.	The Directors are hereby given the authority to allot relevant securities (within the meaning of Section 20 of the Companies (Amendment) Act, 1983) generally, unconditionally up to an amount equal to the authorised share capital of the Company at the date of incorporation, such authority to expire five years from the date of the incorporation of the Company.

10.	The Directors may allot such equity securities pursuant to the authority contained in the immediately preceding Article as if Section 23(1) of the Companies (Amendment) Act did not apply to the allotment.

11.(a)	Subject to the provisions hereinafter contained, no share in the capital of the Company may be transferred without the approval of the directors who may, in their absolute discretion and without assigning any reason, decline to register any transfer of any share, whether or not it is a fully paid share.

11.(b)	Notwithstanding anything contained in these Articles (and, in particular, Article 11(a) of these Articles of Association and Regulation 3 of Part II of Table A in the First Schedule to the Companies Act, 1963 (“Regulation 3 of Part II”)), the Directors shall promptly register any transfer of shares and may not suspend registration thereof where such transfer:-

(i)	is to a bank, institution or other person to which such shares have been charged by way of security, whether as agent and trustee or otherwise, or to any nominee or any transferee of such bank, institution or other person (a “Secured Party”); or

(ii)	is delivered to the Company for registration by a Secured Party or its nominee or transferee in order to register the Secured Party as legal owner of the shares; or

(iii)	is executed by a Secured Party or its nominee or transferee pursuant to a power of sale or other power under such security,

and a certificate by any duly authorised representative of such Secured Party (or any nominee or nominees of such Secured Party) that such shares were so charged and/or that the transfer was so executed shall be conclusive evidence of such facts, and furthermore, notwithstanding anything to the contrary contained in these Articles or in any agreement or arrangement applicable to any shares in the Company, no transferor or proposed transferor of any such shares to a Secured Party or its nominee or transferee and no Secured Party or its nominee or transferee (each a “Relevant Person”), shall be subject to, or obliged to comply with, any rights of pre-emption or any such agreement or arrangement nor shall any Relevant Person be otherwise required to offer the shares which are or are to be the subject of any transfer as aforesaid to the shareholders for the time being of the Company or any of them, and no such shareholder shall have any right under the Articles or otherwise howsoever to require such shares to be transferred to them whether for consideration or not.

12.(i)	If at any time all the issued shares of the Company are registered in the name of a sole person (whether a natural person or a body corporate), it will be a single-member company within the meaning of the European Communities (Single-Member Private Limited Companies) Regulations, 1994 (the single-member company regulations). If and so long as the company is a single-member company, the following provisions will apply notwithstanding anything to the contrary in these Articles or Table A:

(a)	Annual General Meetings

The sole member may decide to dispense with the holding of annual general meetings. Such decision will be effective for the year in which it is made and subsequent years, but nevertheless the sole member or the auditors may require the holding of an annual general meeting in any such year in accordance with the procedure laid down in the Single-Member Company Regulations.

(b)	Where a decision to dispense with the holding of an annual general meeting is in force, the accounts and the directors’ and auditors’ reports that would otherwise be laid before an annual general meeting shall be sent to the sole member as provided in the Single-Member Company Regulations, and the provisions of the Companies Acts, 1963 to 2001 with regard to the annual return and the financial statements which apply by reference to the date of the annual general meeting will be construed as provided in the Single-Member Company Regulations.

(c)	Quorum at General Meetings

The sole member, present in person or by proxy, is a sufficient quorum at a general meeting.

(d)	Resolutions of Shareholders

All matters requiring a resolution of the Company in general meeting (except the removal of the auditors from office) may be validly dealt with by a decision of the sole member. The sole member must provide the Company with a written record of any such decision or, if it is dealt with by a written resolution under Regulation 6 of Part II of Table A, with a copy of that resolution, and the decision or resolution shall be recorded and retained by the Company.

e)	Contracts with Sole Member

Where the Company enters into a contract with the sole member which is not in the ordinary course of business and which is not in writing, and the sole member also represents the Company in the transaction (whether as a director or otherwise), the directors shall ensure that the terms of the contract are forthwith set out in a written memorandum or are recorded in the minutes of the next directors’ meeting.

12(ii)	If and whenever the Company becomes a single-member company or ceases to be a single-member company, it shall notify the Registrar of Companies as provided in the single-member company regulations.

13- 118         No Text

119.	Scheme of Arrangement

(a)	In these Articles, the “Scheme” means the scheme of arrangement dated 10 March 2010 between the Company and the holders of the Scheme Shares under Section 201 of the Companies Act 1963 in its original form or with or subject to any modification, addition or condition approved or imposed by the High Court and expressions defined in the Scheme and (if not so defined) in the document containing the explanatory statement circulated with the Scheme under Section 202 of the Companies Act 1963 shall have the same meanings in this Article.

[EXPLANATORY NOTE, NOT PART OF ARTICLES:

In view of the modification of the Scheme on 8 April 2010, this Article refers to the Scheme contained in Part IV of the Proxy Statement issued by the Company on 8 April 2010, a copy of which is appended to these Articles of Association.]

(b)	Notwithstanding any other provision of these Articles other than Article 119(e), if any new Ordinary Shares are allotted or issued to any person (other than to SSI Investments III Limited incorporated in Ireland, (company number 480477) (“SSI Investments”) or its nominee(s) (holding on bare trust for SSI Investments)) on or after the Voting Record Time and prior to the Scheme Record Time, such shares shall be allotted and issued subject to the terms of the Scheme and the holder or holders of those shares, subject to the Scheme becoming effective, shall be bound by the Scheme accordingly.

(c)

Notwithstanding any other provision of these Articles other than Article 119(e), if any new Ordinary Shares are or have been allotted or issued to any person (a “new member”) (other than (i) shares subject to the Scheme or (ii) shares allotted or issued to SSI Investments or any subsidiary undertaking of SSI

Investments or anyone acting on behalf of SSI Investments (holding on bare trust for SSI Investments)), SSI Investments may, provided the Scheme has become effective, have such shares transferred immediately, free of all encumbrances, to SSI Investments and/or its nominee(s) (holding on bare trust for SSI Investments) in consideration of and conditional on the payment by SSI Investments to the new member of the amount of cash to which the new member would have been entitled under the terms of the Scheme had such shares transferred to SSI Investments hereunder been Scheme Shares at the Scheme Record Time, such new SkillSoft Shares to rank pari passu in all respects with all other SkillSoft Shares for the time being in issue and ranking for any dividends or distributions made, paid or declared thereon following the date on which the transfer of such new SkillSoft Shares is executed.

(d)	In order to give effect to any such transfer required by this Article 119, but subject to the Scheme becoming effective the Company may appoint any person to execute and deliver a form of transfer on behalf of, or as attorney for, the new member in favour of SSI Investments and/or its nominee(s) (holding on bare trust for SSI Investments). Pending the registration of SSI Investments as a holder of any share to be transferred under this Article 119, the new member shall not be entitled to exercise any rights attaching to any such share unless so agreed by SSI Investments and SSI Investments shall be irrevocably empowered to appoint a person nominated by the directors of SSI Investments to act as attorney or agent on behalf of any holder of that share in accordance with any directions SSI Investments may give in relation to any dealings with or disposal of that share (or any interest in it), the exercise of any rights attached to it or receipt of any distribution or other benefit accruing or payable in respect of it and any holder(s) of that share must exercise all rights attaching to it in accordance with the directions of SSI Investments. The Company shall not be obliged to issue a certificate to the new member for any such share.

(e)	This Article 119 will cease to have effect where the Scheme has not become effective by 16 July 2010 or such later date, if any, as the Company and SSI Investments with, if required, the consent of the Panel, may have agreed and, if required, the High Court may have allowed.

[Note: The Scheme became effective on 26 May 2010, and accordingly paragraph (e) may be disregarded.]

Names, Addresses and Descriptions of Subscribers

Bridget Trant

Highdown Hill

Newcastle

Co. Dublin

Formations Manager

Susan Lawless

14 Springhill Park

Blackrock

County Dublin

Systems Manager

Dated this 25th day of July 1989

Witness to the above signatures:

Witness:	Geraldine Reynolds

Address:	39 Birchwood Heights
Tallaght
Dublin 24

Description	Secretary